Exhibit 10.2

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of September 18, 2009, is by and between Community Capital Corporation, a South Carolina corporation (the “Company”), and Clients of Allen C. Ewing & Co., a Registered Broker-Dealer (the “Standby Purchaser”).

WITNESSETH:

WHEREAS, the Company proposes pursuant to the Rights Offering Registration Statement (as defined herein), to commence an offering to holders of its common stock (the “Common Stock”) of record as of the close of business on August 7, 2009 (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price of $2.75 per share for an aggregate offering amount of up to $20 million (the “Subscription Price” and, such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its shareholders of record, at no charge, one Right for each share of Common Stock held by them as of the Record Date, and each Right will entitle the holder to purchase, for each share of Common Stock owned as of the Record Date, New Shares at the Subscription Price (the “Basic Subscription Privilege”); and

WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock of the Unsubscribed Shares (as defined herein), subject to availability and allocation, at the Subscription Price, to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser to agree, and the Standby Purchaser has agreed, (a) when applicable, not to exercise its Over-Subscription Privilege, and (b) that, to the extent any New Shares are not purchased by the Company’s shareholders pursuant to the exercise of Rights, the Standby Purchaser shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering and shall purchase the Unsubscribed Shares from the Company at the Subscription Price; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Standby Purchaser; provided that the Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of South Carolina.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. on the Closing Date at the offices of Alston & Bird LLP, located at 1201 West Peachtree Street, Atlanta, Georgia 30309, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof. “Company” shall have the meaning set forth in the preamble hereof.

“Company” shall have the meaning set forth in the recitals hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Company SEC Documents” shall have the meaning set forth in Section 3(g) hereof.

“Exchange Act’ shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Expenses” shall have the meaning set forth in Section 6(h) hereof.

“Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operations or business of the Company and its banking subsidiary, CapitalBank, taken as a whole; provided that the meaning shall exclude any changes from general economic, financial services industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry.

“New Shares” shall have the meaning set forth in the recitals hereof.

“Non-Terminating Standby Purchaser” shall have the meaning set forth in Section 8(c) hereof,

“Over-Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, limited liability corporation, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, which meets the requirements of Section 10 of the Securities Act and is current with respect to the Securities covered thereby.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean September 21, 2009, provided that the Company shall have the option to extend the Rights Offering for any reason,

“Rights Offering Prospectus” shall mean the final Prospectus, including any prospectus supplement relating to the Rights and the underlying shares of CommonStock that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, for use in connection with the issuance of the Rights, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-1.

“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (Commission File No 333-160430), as amended, filed with the Commission on July 2, 2009, together with all exhibits thereto and any prospectus supplement relating to the Rights and the underlying shares of Common Stock that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.

“Securities” shall mean those of the New Shares and Unsubscribed Shares that are purchased by the Standby Purchaser pursuant to Section 2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder,

“Standby Indemnified Persons” shall have the meaning set forth in Section 9(a) hereof.

“Standby Purchaser” shall have the meaning set forth in the preamble hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(iv) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Terminating Standby Purchaser” shall have the meaning set forth in Section 8(c) hereof.

“Termination Notice” shall mean a notice from the Company indicating that the Board has determined to terminate or suspend indefinitely the Rights Offering contemplated hereby.

“Unsubscribed Shares” shall have the meaning set forth in Section 2(b) hereof.

Section 2. Standby Purchase Commitment.

(a) The Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, all of the New Shares that will be available for purchase by the Standby Purchaser pursuant to its Basic Subscription Privilege, if applicable. The Standby Purchaser agrees not to exercise, and to cause its Affiliates not to exercise, the Over-Subscription Privilege to which the Standby Purchaser and its Affiliates would otherwise be entitled in the Rights Offering, if applicable.

(b) If and to the extent New Shares are not purchased by the Company’s other shareholders (the “Unsubscribed Shares”) pursuant to the exercise of Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) under the Rights Offering, the Standby Purchaser shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering and shall be entitled to and hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, such Standby Purchasers pro rata share of all such remaining New Shares. It is understood and agreed that, if and to the extent that the Standby Purchaser is required to purchase Unsubscribed Shares pursuant to this Section 2, then the Standby Purchaser shall purchase such Unsubscribed Shares up to a maximum investment of $469,999.75; provided, that the Standby Purchaser and the Company hereby acknowledge and agree that the Company has entered into, or contemplates entering into, one or more other Standby Purchase Agreements with certain other parties; provided, further, if the number of Unsubscribed Shares is less than the aggregate number of Unsubscribed Shares agreed to be purchased by all Standby Purchasers, the Common Stock available for issuance to Standby Purchasers shall be allocated as nearly as possible on a pro rata basis among all Standby Purchasers based upon the maximum number of Common Stock agreed to be purchased by each such Standby Purchaser, after giving effect to the limitations set forth herein. In no event shall the Standby Purchasers be entitled to purchase shares of Common Stock in excess of the number of shares of Common Stock that would result in any of the Standby Purchasers becoming beneficial owners (within the meaning of Section 13(d)(3) of the Exchange Act) of 9.9% of the issued and outstanding shares of Common Stock after giving effect to the Standby Purchasers’ purchase of New Shares under the Basic Subscription Privilege, Unsubscribed Shares and shares of Common Stock pursuant to a guaranteed minimum investment provided for in this Agreement.

(c) Payment of the Subscription Price for the Securities shall be made to the Company by Standby Purchaser, on the Closing Date, against delivery of the Securities to Standby Purchaser, in United States dollars by means of federal funds checks or a wire transfer to an account designated by the Company.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to Standby Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all requisite corporate power and authority to carry on its business as now conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) As of the date hereof, the authorized capital of the Company consists of 20,000,000 shares of Common Stock, of which, (A) 4,688,313 shares were issued and outstanding, and (B) 145,898 shares are reserved for issuance upon exercise of options and restricted stock awards granted under the Company’s stock and incentive plans. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or other preemptive or similar rights.

(d) The Rights Offering Registration Statement has been filed with, and declared effective by, the Commission. On the effective date, the Rights Offering Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Rights Offering Registration Statement and the Rights Offering Prospectus, including the information incorporated by reference therein, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Rights Offering Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchasers for use in the Rights Offering Registration Statement or in the Rights Offering Prospectus.

(e) All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Rights Offering Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s articles of incorporation, as amended, the Company’s bylaws, as amended and restated, or any material agreement or instrument to which the Company is a party or by which it is bound.

(f) The documents incorporated by reference into the Rights Offering Prospectus pursuant to Item 12 of Form S-1 under the Securities Act, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.

(g) Since June 30, 2008, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable. The audited consolidated financial statements of Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiary as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(h) Since June 30, 2009, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in writing by the Company to the other parties hereto.

Section 4. Representations and Warranties of the Standby Purchasers. The Standby Purchaser represents and warrants to the Company, as follows:

(a) The Standby Purchaser is acquiring its Securities for its own account, with the intention of holding the Securities for investment and with no present intention of participating, directly or indirectly, in a distribution of the Securities; and the Standby Purchaser will not make any sale, transfer or other disposition of the Securities for a period of ninety (90) days from the Closing Date.

(b) The Standby Purchaser is familiar with the business in which it is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(c) (i) If the Standby Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement. The Standby Purchaser is of the full age of majority and is legally competent to execute this Agreement.

(ii) If the Standby Purchaser is a corporation, the Standby Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to perform its obligations under this Agreement.

(iii) If the Standby Purchaser is a trust, the trustee has been duly appointed as trustee of the Standby Purchaser with full power and authority to act on behalf of the Standby Purchaser and to perform the obligations of the Standby Purchaser under this Agreement.

(iv) If the Standby Purchaser is a partnership or limited liability company, the Standby Purchaser is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to perform its obligations under this Agreement.

(d) This Agreement has been duly and validly authorized, executed and delivered by the Standby Purchaser and constitutes a binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Standby Purchaser represents and warrants that it is not insolvent and has sufficient cash funds on hand to purchase the Securities on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.

(e) The Standby Purchasers are not “affiliates” (within the meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) and have no current intention to act in the future in a manner that would make them members of such a group. The Standby Purchaser agrees and acknowledges that it has not entered into any contracts, arrangements, understanding or relationships (legal or otherwise) with any Persons or Person with respect to any securities of the Company, including but not limited to transfer or voting of any of the securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and the Standby Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another Person voting power or investment power over such securities,

(f) The Standby Purchaser acknowledges that it has received or has had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Securities and has bad an opportunity to ask questions and receive answers regarding the terms and conditions of the Securities, The Standby Purchaser has consulted with Standby Purchaser’s attorney, financial advisor or tax advisor regarding aspects of the transaction it deems necessary, including the risks thereof.

Section 5. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to each of the Standby Purchasers the following:

(ii) A certificate or certificates representing the number of shares of Common Stock issued to each of the Standby Purchasers pursuant to Section 2 hereof ; and

(iii) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

(b) At the Closing, each of the Standby Purchasers shall deliver to the Company the following:

(i) Payment in an amount equal to the Subscription Price multiplied by the Securities purchased by the Standby Purchaser, as set forth in Section 2(c) hereof; and

(ii) A certificate of the Standby Purchaser to the effect that the representations and warranties of the Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Section 6. Covenants.

(a) Covenants. The Company agrees as follows between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof:

(i) To use commercially reasonable efforts to effectuate the Rights Offering;

(ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Rights Offering Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Rights Offering Registration Statement or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement or any amendment or supplement to the Rights Offering Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iii) To operate the Company’s business in the ordinary course of business consistent with past practice;

(iv) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by any Standby Purchaser, the Standby Purchasers of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(v) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options, and (B) awards granted to employees of the Company after the date hereof under the Company’s incentive or equity plans (including, but not limited to, 401(k) plans, dividend reinvestment plans, and individual compensation arrangements);

(vi) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(vii) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock, other than ordinary quarterly dividends, regularly declared and paid in accordance with, past practice; and

(viii) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b) Certain Acquisitions. Between the date hereof and the Closing Date, none of the Standby Purchasers nor any of their respective Affiliates shall acquire any shares of Common Stock; provided. however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchasers or any of their respective Affiliates from the Company pursuant to Section 2 of this Agreement.

(c) Information. The Standby Purchasers agree to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate and will make any information furnished to the Company for the Rights Offering Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Rights Offering Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Public Statements. Neither the Company nor the Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement, the Rights Offering, or the transactions contemplated hereby and thereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

(e) Regulatory Filing. If the Company or any Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof

Section 7. Conditions to Closing.

(a) The obligations of each of the Standby Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect that is continuing; and

(iii) As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or The NASDAQ Global Market or trading in securities generally on the New York Stock Exchange or The NASDAQ Global Market shall not have been suspended or limited or minimum prices shall not have been established on either exchange (a “Market Adverse Effect).

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the condition that the representations and warranties of each of the Standby Purchasers in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date) and the Standby Purchaser has entered into a lock-up agreement with the Company in the form attached hereto as Exhibit A.

(c) The obligations of the Company and each of the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement;

(ii) No stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii) The New Shares and the Securities shall have been authorized for listing on The NASDAQ Global Market; and

(iv) The Standby Purchaser and the Company shall be reasonably satisfied that the purchase and ownership of New Shares and the other transactions contemplated hereby will not result in the Standby Purchaser being deemed to “control” the Company within the meaning of the Bank Holding Company Act of 1956 or the Change in Bank Control Act, provided that the Standby Purchaser provides customary “non-control” commitments to the Board of Governors of the Federal Reserve System and any applicable regulatory waiting period shall have expired or been terminated thereunder with respect to such purchase.

Section 8. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date, by all of the standby purchasers participating in the Rights Offering by written notice to the other parties hereto if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof.

(b) This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other parties hereto:

(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach;

(ii) AU requisite approvals are not obtained prior to the Closing in the event any required federal or state approvals for the transactions contemplated hereby is not obtained on conditions reasonably satisfactory despite the Company’s or the Standby Purchaser’s reasonable best efforts to obtain such approval; or

(iii) At any time after November 30, 2009, unless the Closing has occurred prior to such date.

(c) If any of the standby purchasers participating in the Rights Offering (the “Terminating Standby Purchaser”) shall give written notice of its election to terminate this Agreement pursuant to this Section 8 at any time prior to the Closing Date, this Agreement shall remain in effect with respect to the Company and the other standby purchasers participating in the Rights Offering (the “Non-Terminating Standby Purchaser”) (a) to the extent the Non-Terminating Standby Purchasers shall have agreed in writing, within two (2) Business Days of such Terminating Standby Purchaser’s delivery of such written notice, to assume all of the obligations of the Terminating Standby Purchaser hereunder, including, without limitation, the obligation to purchase the Unsubscribed Shares pursuant to Section 2(b) hereof, but subject to the limitations of Section 2(b) hereof, or (b) the Company otherwise agrees to complete the Rights Offering.

(d) This Agreement may be terminated upon mutual consent of the parties hereto.

(e) The parties hereto agree that any termination of this Agreement pursuant to Section 8, or the termination of the Rights Offering for any reason by the Company (other than, in either case, termination in the event of a breach of this Agreement by the Standby Purchaser or misrepresentation of any of the statements made herein by the Standby Purchaser) shall be without liability of the Company or the Standby Purchaser.

Section 9. Indemnification and Contribution.

(a) In the event the Rights Offering is consummated, the Company shall indemnify and hold harmless the Standby Purchasers and their respective officers, directors and employees and each other Person, if any, who controls the Standby Purchaser within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities, to which any of the Standby Indemnified Persons may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained, on the effective date thereof, in the Rights Offering Registration Statement, the Rights Offering Prospectus or in any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in the Rights Offering Registration Statement, Rights Offering Prospectus or in any amendment or supplement thereto or in reliance upon and in conformity with information furnished to the Company by such Standby Indemnified Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

(b) The Standby Purchaser by acceptance hereof, severally, and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and employees and each other Person, if any, who controls the Company within the meaning of the Securities Act (al) such Persons being hereinafter referred to collectively, as the “Company indemnified Persons,” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by the Standby Purchaser of any of its representations, warranties or covenants contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, information provided in writing to the Company by the Standby Purchaser specifically for use in the Rights Offering Registration Statement or Rights Offering Prospectus or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay ‘such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in advance in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

Section 10. Survival. The representations and warranties of the Company and each of the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall not survive the Closing hereunder.

Section 11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(i)	if to Standby Purchaser, at:	Allen C. Ewing & Co.
Attn: Benjamin C. Bishop, Jr.
50 North Laura Street, Ste. 3625
Jacksonville, FL 32202

(ii)	if to the Company, at:	Community Capital Corporation
Attn: Ralph W. Brewer
Chief Financial Officer
1402C Highway 72 West
Greenwood, South Carolina 29649

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 11.

Section 12. Binding Effect. This Agreement will be binding upon, and will inure solely to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted, and no other Person shall acquire or have any right under or by virtue of this Agreement, The Standby Purchaser may not assign any of its rights or obligations hereunder to any other Person or entity without the prior written consent of the Company.

Section 13, Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments with respect to the Securities and the New Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of South Carolina (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 15. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 16. Extension or Modification of Rights Offering. The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

Section 17. Miscellaneous,

(a) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(b) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(Remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

COMMUNITY CAPITAL CORPORATION

By:	/s/ Ralph W. Brewer
Name:	Ralph W. Brewer
Title:	CFO

STANDBY PURCHASER:

CLIENTS OF ALLEN C. EWING & CO.

By:	/s/ Benjamin C. Bishop, Jr.
Name:	Benjamin C. Bishop, Jr.
Chairman, Allen C. Ewing & Co.

EXHIBIT A

LOCK-UP AGREEMENT

September 18, 2009

Community Capital Corporation Ladies and Gentlemen:

In connection with your anticipated issuance to the holders of your issued and outstanding Common Stock (“Common Stock”), certain non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (such transaction generally being herein referred to as the “Rights Offering”) and sale to us of any unsubscribed-for Common Stock (the “Standby Shares”) pursuant to the Standby Purchase Agreement, dated as of September 18, 2009, (the “Standby Purchase Agreement”), we agree that any transaction in your Common Stock by us will be subject to this agreement (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standby Purchase Agreement.

In connection with the sale and purchase of the Standby Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees as follows:

Except as set forth below, it will not, directly or indirectly, without the prior written consent of the Company, offer, sell, contract to sell, pledge, make any short sale or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by the undersigned, any affiliate of the undersigned or any person in privity with the undersigned) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Standby Shares. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Standby Shares even if such Standby Shares would be disposed of by someone other than the undersigned. The provisions in this paragraph shall not restrict the transfer of Standby Shares to an affiliate as long as the affiliate transferee agrees for the benefit of the Company to be bound by the terms hereof.

Its obligations under the paragraph above shall terminate upon termination of the Standby Purchase Agreement and, with respect the Standby Shares, 90 days after the Closing Date. In no event will this lock-up agreement be any more restrictive than any other lockup or similar agreement agreed to in connection with the Rights Offering and the undersigned and the Company agree to make any necessary amendments hereto promptly upon execution of any more favorable agreement.

Notwithstanding the foregoing, the undersigned may terminate this Agreement and its obligations hereunder at any time, effective upon the undersigned’s giving you written notice of termination, in the event any bank regulatory authority, including the Board of Governors of the Federal Reserve System, the South Carolina Office of the of the Commissioner of Banking or any of the staffs thereof, (i) initiates, or notifies the undersigned in writing that it intends to initiate, any proceeding to determine whether we “control” the Company within the meaning of the Bank Holding Company Act, or any other federal or state banking laws or (ii) otherwise notifies us in writing or publicly discloses that such regulatory authority believes that we may control or have the ability to exert a controlling influence over the Company within the meaning of such laws.

You hereby agree that you may release us from this Agreement with your prior written consent at any time.

CLIENTS OF ALLEN C. EWING & CO.

By:	/s/ Benjamin C. Bishop, Jr.
Name:	Benjamin C. Bishop, Jr.
Chairman, Allen C. Ewing & Co.